CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 17, 2000, relating to the financial statements and financial highlights which appears in the February 29, 2000 Annual Report to Shareholders of Michigan Daily Tax Free Income Fund, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements", and "Counsel and Independent Accountants" in such Registration Statement.






PricewaterhouseCoopers LLP

New York, New York
June 23, 2000

                                                                      EXHIBIT J
McGLADREY & PULLEN, L.L.P.
Certified Public Accountants & Consultants

                         CONSENT OF INDEPENDENT AUDITORS





We consent to the use of our report dated March 26, 1999, on the financial statements of Michigan Daily Tax Free Income Fund, Inc. referred to in the Post-Effective Amendment. to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.




                                                         McGladrey & Pullen, LLP


New York, New York
June 23, 2000